Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-123457
Pricing Supplement No. 1 Dated September 15, 2005
(To Prospectus dated May 25, 2005, and
Prospectus Supplement dated May 25, 2005)
CUSIP: 44982X AA 5
ING USA Annuity and Life Insurance Company
Secured Medium-Term Notes
Issued Through
ING USA Global Funding Trust 1 (the “Trust”)
     The description of this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby, and the Funding Agreement (specified below) issued by ING USA Annuity and Life Insurance Company (“ING USA”) to the Trust, supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.
1.	The Notes

Principal Amount:	$400,000,000.00	Purchasing Agent(s)	0.350%
		Discount:

Issue Price:	99.781%	Original Issue Date:	September 22, 2005

Net Proceeds to the Trust:	$397,724,000.00	Stated Maturity Date:	October 1, 2010

Specified Currency: U.S. Dollars
Interest Payment Dates: The first day of each April and October of each year.
Initial Interest Payment Date: April 1, 2006
Regular Record Date: 15 calendar days prior to the Interest Payment Date
Type of Interest Rate: ☒ Fixed Rate ☐ Floating Rate
Fixed Rate Notes: ☒ Yes ☐ No. If Yes,
Interest Rate: 4.50%
Floating Rate Notes: ☐ Yes ☒ No. If Yes,
Regular Floating Rate Notes: ☐ Yes ☐ No. If Yes,
Interest Rate:
Interest Rate Basis(es):
Floating Rate/Fixed Rate Notes: ☐ Yes ☐ No. If Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:
Fixed Rate/Floating Rate Notes: ☐ Yes ☐ No. If Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):
Floating Rate Commencement Date:

Inverse Floating Rate Notes: ☐ Yes ☐ No. If Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):
Initial Interest Rate, if any:
Initial Interest Reset Date:
Interest Rate Basis(es). Check all that apply:

☐ CD Rate	☐ CMT Rate
☐ Commercial Paper Rate	☐ Eleventh District Cost of Funds Rate
☐ EURIBOR	☐ Federal Funds Rate
☐ LIBOR	☐ Prime Rate
☐ Treasury Rate	☐ Other (See Attached)

If LIBOR:	☐ LIBOR Reuters Page	☐ LIBOR Moneyline Telerate Page
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052: ☐ Weekly Average ☐ Monthly Average
Designated CMT Maturity Index:
Index Maturity:
Spread (+/-):
Spread Multiplier:
Interest Reset Date(s):
Interest Rate Determination Date(s):
Maximum Interest Rate, if any:
Minimum Interest Rate, if any;
Calculation Agent: Not applicable
Exchange Rate Agent: Not applicable
Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):
Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):
Amortizing Note: ☐ Yes ☒ No. If Yes,
Amortizing Schedule:
Additional/Other Terms:
Discount Note: ☐ Yes ☒ No. If Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:
Redemption Provisions: ☐ Yes ☒ No. If Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if any):
Redemption: ☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Repayment: ☐ Yes ☒ No. If Yes,
Repayment Date(s):
Repayment Price:
Repayment: ☐ In whole only and not in part
 ☐ May be in whole or in part
Additional/Other Terms:
Sinking Fund (not applicable unless specified):
Additional Amounts to be Paid for Withholding Tax (not applicable unless specified):
Securities Exchange Listing: ☒ Yes ☐ No. If Yes, Name of Exchange: New York Stock Exchange
Authorized Denominations: $1,000
Ratings:
The Notes issued under the Program are rated AA by Standard & Poor’s (“S&P”) and aa– by A.M. Best Company (“A.M. Best”). ING USA expects the Notes to be rated Aa3 by Moody’s Investors Service, Inc. (“Moody’s”).
Purchasing Agent(s) Purchasing Notes as Principal: ☒ Yes ☐ No. If Yes,

Purchasing Agent(s)	Principal Amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$280,000,000.00
Credit Suisse First Boston LLC	$60,000,000.00
Morgan Stanley & Co. Incorporated	$60,000,000.00

Total:	$400,000,000.00
Purchasing Agent(s) Acting as Agent: ☐ Yes ☒ No. If Yes,

Purchasing Agent(s)	Principal Amount

Total:
State of Organization of the Trust: Illinois
Additional/Other Terms: Not applicable
Special Tax Considerations: Not applicable
2.	The Funding Agreement
Funding Agreement Issuer: ING USA Annuity and Life Insurance Company
Funding Agreement No.: RMTN-1
Deposit: $400,000,015.00
Net Deposit: $397,724,000.00
Effective Date: September 22, 2005
Stated Maturity Date: October 1, 2010
Specified Currency: U.S. Dollars
Interest Payment Dates: The first day of each April and October of each year.
Initial Interest Payment Date: April 1, 2006
Type of Interest Rate: ☒ Fixed Rate ☐ Floating Rate
Fixed Rate Funding Agreement: ☒ Yes ☐ No. If Yes,

Interest Rate: 4.50%
Floating Rate Funding Agreement: ☐ Yes ☒ No. If Yes,
Regular Floating Rate Funding Agreement: ☐ Yes ☐ No. If Yes,
Interest Rate:
Interest Rate Basis(es):
Floating Rate/Fixed Rate Funding Agreement: ☐ Yes ☐ No. If Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:
Fixed Rate/Floating Rate Funding Agreement: ☐ Yes ☐ No. If Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):
Floating Rate Commencement Date:
Inverse Floating Rate Funding Agreement: ☐Yes ☐ No. If Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):
Initial Interest Rate, if any:
Initial Interest Reset Date:
Interest Rate Basis(es). Check all that apply:

☐ CD Rate	☐ CMT Rate
☐ Commercial Paper Rate	☐ Eleventh District Cost of Funds Rate
☐ EURIBOR	☐ Federal Funds Rate
☐ LIBOR	☐ Prime Rate
☐ Treasury Rate	☐ Other (See Attached)

If LIBOR:	☐ LIBOR Reuters Page	☐ LIBOR Moneyline Telerate Page
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052: ☐ Weekly Average ☐ Monthly Average
Designated CMT Maturity Index:
Index Maturity:
Spread (+/-):
Spread Multiplier:
Interest Reset Date(s):
Interest Rate Determination Date(s):
Maximum Interest Rate, if any:
Minimum Interest Rate, if any:
Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):
Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):
Amortizing Funding Agreement: ☐Yes ☒ No. If Yes,
Amortizing Schedule:

Additional/Other Terms:
Discount Funding Agreement: ☐Yes ☒ No. If Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:
Redemption Provisions: ☐ Yes ☒ No. If Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if any):
Redemption: ☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:
Repayment: ☐ Yes ☒ No. If Yes,
Repayment Date(s):
Repayment Price:
Repayment: ☐ In whole only and not in part
 ☐ May be in whole or in part
Additional/Other Terms:
Sinking Fund (not applicable unless specified):
Additional Amounts to be Paid For Withholding Tax (not applicable unless specified):
Ratings:
The Funding Agreement issued under the Program is rated AA by S&P and aa– by A.M. Best. ING USA expects the Funding Agreement to be rated Aa3 by Moody’s.
Additional/Other Terms: Not applicable
Special Tax Considerations: Not applicable